Exhibit 99
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone:  (212) 446-4800
Facsimile:  (212) 446-4900
Richard M. Cieri (RC-6062)
Jonathan S. Henes (JH-1979)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------------------- In re SOLUTIA INC., et al., Debtors. -------------------------------------------------------------	x : : : : : : : x	Chapter 11 Case No. 03-17949 (PCB) (Jointly Administered)

THIS MONTHLY OPERATING STATEMENT APPLIES TO:
X	All Debtors	Axio Research Corporation
	Solutia Inc.	Solutia Investments, LLC
	Solutia Business Enterprises, Inc.	Beamer Road Management Company
	Solutia Systems, Inc.	Monchem, Inc.
	Solutia Overseas, Inc.	Solutia Inter-America, Inc.
	CPFilms Inc.	Solutia International Holding, LLC
	Solutia Management Company, Inc.	Solutia Taiwan, Inc.
	Monchem International, Inc.	Solutia Greater China, Inc.

MONTHLY OPERATING STATEMENT FOR THE
MONTH OF DECEMBER 2007 (1)

(1)    The information contained in the Debtors' monthly operating report (the "MOR") is unaudited and is limited to the time period indicated and is presented in a format prescribed by the bankruptcy court. The MOR does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile to the financial statements filed by Solutia Inc. with the Securities and Exchange Commission. Additionally, while every effort has been made to assure its accuracy and completeness, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend their MOR as necessary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------- In re SOLUTIA INC., et al., Debtors. ----------------------------------------------------------	x : : : : : : : x	Chapter 11 Case No. 03-17949 (PCB) (Jointly Administered)
MONTHLY OPERATING STATEMENT FOR THE
MONTH OF DECEMBER 2007

DEBTORS' ADDRESS:	575 Maryville Centre Dr. St. Louis, MO 63141

DEBTORS' ATTORNEY:	KIRKLAND & ELLIS LLP Richard M. Cieri (RC-6062) Jonathan S. Henes (JH-1979) Citigroup Center 153 East 53rd Street New York, New York 10022-4675

CURRENT MONTH NET LOSS ($M):	$ 134

REPORT PREPARER:	Timothy J. Spihlman

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS
The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs verifies, under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE:	January 31, 2008	/s/ Timothy J. Spihlman Timothy J. Spihlman Vice President and Controller
Indicate if this is an amended statement by checking here:  _______

 Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Monthly Disbursements by Debtor
For the Month of December 2007

Solutia Inc.	$207,112,154.69
Solutia Business Enterprises, Inc. *	$--
Solutia Systems, Inc. *	$--
Solutia Overseas, Inc. *	$--
CPFilms Inc.	$6,691,292.92
Solutia Management Company, Inc. *	$--
Monchem International, Inc. *	$--
Axio Research Corporation *	$--
Solutia Investments, LLC *	$--
Beamer Road Management Company *	$--
Monchem, Inc. *	$--
Solutia Inter-America, Inc.	$3,364.00
Solutia International Holding, LLC *	$--
Solutia Taiwan, Inc.	$23,890.09
Solutia Greater China, Inc. *	$--

* These non-operating debtors had no constructive disbursements made on their behalf.

Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Statement on Insurance
For the Month of December 2007

All insurance policy premiums due, including those for workers compensation and disability insurance, have been paid and all the policies remain in effect.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Operations (Unaudited)
(Dollars in millions)

	Month Ended December 31, 2007	Year Ended December 31, 2007
Total Net Sales	$304	$3,535
Total Cost Of Goods Sold	294	3,047
Gross Profit	10	488

Total MAT Expense	30	297
Amortization Expense	1	2
Operating Income (Loss)	(21)	189

Equity Earnings from Affiliates	-	12
Interest Expense	(19)	(134)
Other Income, net	2	34
Loss on Debt Modification	-	(7)

Reorganization Items:
Professional fees	(6)	(67)
Provision for rejected executory contracts	-	-
Employee severance and retention costs	(3)	(9)
Adjustment to allowed claim amounts	(91)	(224)
Settlements of pre-petition claims	-	2
Other	-	-
	(100)	(298)

Loss from Continuing Operations Before Taxes	(138)	(204)
Income tax expense (benefit)	(4)	24
Loss from Continuing Operations	(134)	(228)
Income (Loss) from discontinued operations, net of tax	(10)	19
Net Loss	$(144)	$(209)

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Financial Position (Unaudited)
As of December 31, 2007

ASSETS	(Dollars in millions)
Cash	$173
Trade Receivables, net	448
Inventories	417
Other Current Assets	188
Assets of Discontinued Operations	7
Total Current Assets	1,233
Property, Plant and Equipment, net	1,052
Investments in Affiliates	1
Intangible Assets, net	207
Other Assets	149
Total Assets	$2,642

LIABILITIES ANDSHAREHOLDERS' DEFICIT
Accounts Payable	$343
Short-Term Debt, including current portion of long-term debt	982
Other Current Liabilities	297
Liabilities of Discontinued Operations	6
Total Current Liabilities	1,628
Long-Term Debt	359
Other Long-Term Liabilities	329
Total Liabilities not Subject to Compromise	2,316
Liabilities Subject to Compromise	1,919
Shareholders' Deficit	(1,593)
Total Liabilities & Shareholders' Deficit	$2,642

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)
Operating Activities:	Month Ended December 31, 2007	Year Ended December 31, 2007
Net loss	$(144)	$(209)
Income (Loss) from Discontinued Operations, net of tax	10	(19)
Depreciation and amortization	10	116
Restructuring expenses and other unusual items	37	13
Gain on sale of assets	-	(10)
Changes in assets and liabilities:
Trade receivables	19	(70)
Inventories	(14)	(48)
Accounts payable	26	73
Liabilities subject to compromise:
Pension plan liabilities	8	(100)
Other postretirement benefits liabilities	(27)	(60)
Other liabilities subject to compromise	123	244
Other assets and liabilities	(25)	95
Net Cash Provided before Reorganization Items - Continuing Operations	23	25
Net Cash Provided before Reorganization Items - Discontinued Operations	1	4
Net Cash Provided before Reorganization Items	24	29

Operating Cash Flows - Reorganization Items:
Professional services fees	(6)	(72)
Employee severance and retention payments	(2)	(3)
Other	(1)	(5)
Net Cash Used in Reorganization Items	(9)	(80)
Net Cash Provided by (Used in) Operating Activities	15	(51)

Investing Activities:
Property, plant and equipment purchases	(14)	(150)
Acquisition and investment payments	(2)	(131)
Restricted cash	-	4
Investment proceeds and property disposals	-	18
Net Cash Used in Investing Activities - Continuing Operations	(16)	(259)
Net Cash Provided by Investing Activities - Discontinued Operations	-	54
Net Cash Used in Investing Activities	(16)	(205)

Financing Activities:
Net change in multi-currency lines of credit	(1)	14
Proceeds from short-term debt obligations	-	325
Reductions in short-term debt obligations	-	(53)
Proceeds from long-term debt obligations	-	75
Reductions in long-term debt obligations	-	(4)
Net change in revolving credit facilities	9	(61)
Debt issuance costs	-	(7)
Deferred debt issuance costs	-	(4)
Payment of equity commitment fees	-	(6)
Net Cash Provided by Financing Activities	8	279

Net Increase in Cash and Cash Equivalents	7	23
Cash and Cash Equivalents, Beginning of Period	166	150
Cash and Cash Equivalents, End of Period	$173	$173
See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Consolidated Statement of Operations (Unaudited)
(Dollars in millions)

	Month Ended December 31, 2007	Year Ended December 31, 2007
Total Net Sales	$187	$2,577
Total Cost Of Goods Sold	183	2,320
Gross Profit	4	257

Total MAT Expense	17	199
Amortization Expense	-	1
Operating Income (Loss)	(13)	57

Equity Earnings from Affiliates	-	13
Interest Expense, net	(15)	(113)
Other Income, net	4	76
Loss on Debt Modification	-	(7)

Reorganization Items:
Professional fees	(6)	(67)
Provision for rejected executory contracts	-	-
Employee severance and retention costs	(2)	(9)
Adjustment to allowed claim amounts	(91)	(224)
Settlements of pre-petition claims	-	2
Other	-	-
	(99)	(298)

Loss from Continuing Operations Before Taxes	(123)	(272)
Income tax expense	-	5
Loss from Continuing Operations	(123)	(277)
Income (Loss) from discontinued operations, net of tax	(11)	14
Net Loss	$(134)	$(263)

See Accompanying Notes to Consolidated Financial Statements.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Consolidated Statement of Financial Position (Unaudited)
As of December 31, 2007

ASSETS	(Dollars in millions)
Cash	$4
Trade Receivables, net	176
Account Receivables-Unconsolidated Subsidiaries	72
Inventories	200
Other Current Assets	73
Assets of Discontinued Operations	5
Total Current Assets	530
Property, Plant and Equipment, net	663
Investments in Subsidaries and Affiliates	687
Intangible Assets, net	106
Other Assets	69
Total Assets	$2,055

LIABILITIES ANDSHAREHOLDERS' DEFICIT
Accounts Payable	$257
Short-Term Debt, including current portion of long-term debt	952
Other Current Liabilities	165
Liabilities of Discontinued Operations	2
Total Current Liabilities	1,376
Long-Term Debt	19
Other Long-Term Liabilities	195
Total Liabilities not Subject to Compromise	1,590
Liabilities Subject to Compromise	2,038
Shareholders' Deficit	(1,573)
Total Liabilities & Shareholders' Deficit	$2,055

See Accompanying Notes to Consolidated Financial Statements.

Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

 Notes To Consolidated Financial Statements

1. Nature of Operations and Bankruptcy Proceedings

Nature of Operations

Solutia Inc., together with its subsidiaries (referred to herein as “Solutia”, the “Solutia Group” or the “Company”), is a global manufacturer and marketer of a variety of high-performance chemical-based materials.  Solutia is a world leader in performance films for laminated safety glass and after-market applications; chemicals for the rubber industry; specialty products such as heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc. (“Pharmacia”)).  On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the “Solutia Spinoff”).  As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia.  A net deficiency of assets of $113 million resulted from the Solutia Spinoff.

Proceedings Under Chapter 11 of the Bankruptcy Code

On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB).  Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.  The filing was made to restructure Solutia's balance sheet, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern.  The filing also was made to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff.  These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs were an obstacle to Solutia's financial stability and success.

Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants.  Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court.  While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.
On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a DIP credit facility.  This DIP credit facility has subsequently been amended from time to time, with Bankruptcy Court approval.  The DIP credit facility, as amended, consists of: (a) a $975 million fully-drawn term loan; and (b) a $250 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility.

On October 15, 2007, Solutia filed its Fifth Amended Joint Plan of Reorganization (as may be modified, the “Plan”) and the related Fifth Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court.  The Disclosure Statement was approved by the Bankruptcy Court on October 19, 2007.  The Plan is based on a comprehensive settlement reached with all of the major constituents in Solutia’s bankruptcy case which includes the following parties: Monsanto, noteholders controlling at least $300 million in principal amount of the 2027/2037 notes, the Official Committee of General Unsecured Creditors, the Official Committee of Equity Security Holders and the Ad Hoc Trade Committee.

The Disclosure Statement contains a description of the events that led up to the Debtors’ bankruptcy filing, the actions the Debtors’ have taken to improve their financial situation while in bankruptcy, a current description of the Debtors’ businesses and a summary of the classification and treatment of allowed claims and equity interests under the Plan.  The Disclosure Statement was sent to Solutia’s creditors and equity interest holders to solicit approval of the Plan.  After votes were received and tabulated, a hearing was held before the Bankruptcy Court on November 29, 2007 at which hearing the Plan was approved.

Under the Plan, Solutia will emerge from bankruptcy as an independent publicly-held company (“Reorganized Solutia”).  The Plan provides for a re-allocation of legacy liabilities between Monsanto and Solutia, and an underlying settlement with the Official Committee of Retirees, the terms of which are set forth in the Monsanto Settlement Agreement and the Retiree Settlement Agreement, which have been filed with the Bankruptcy Court.

The distributions to be provided to creditors and equity holders are set forth in the Plan and described in the Disclosure Statement.  These documents have been provided to the Securities & Exchange Commission as exhibits to Form 8-K, dated October 22, 2007.

On November 21, 2007, the Bankruptcy Court entered its Order approving Solutia’s entry into the Exit Financing Facility Commitment Letter dated October 25, 2007 by and between Solutia, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc. (collectively, “the Lenders”).  Under the Exit Financing Facility Commitment Letter and subject to the conditions contained therein, the Lenders will provide Solutia with $2.0 billion in financing (collectively, the “Exit Financing Facility”), including (a) a $400 million senior secured asset-based revolving credit facility, (b) a $1.2 billion senior secured term loan facility and (c) if Solutia is unable to issue $400 million senior unsecured notes by the closing of the Exit Financing Facility, a $400 million senior unsecured bridge facility.  On January 23, 2008, Solutia announced that the Lenders informed Solutia that in their view due to continuing conditions in the credit markets, the Lenders have not been able to complete the exit financing.  The commitment expires February 29, 2008. The Plan is subject to Solutia’s obtaining exit financing  as well as various other conditions and contingencies, some of which are not within the control of Solutia.  Although the Plan provides for Solutia’s emergence from bankruptcy as a going concern, there can be no assurance that the Plan will be implemented successfully.

Basis of Consolidation

The consolidated financial statements of the Solutia Group include the accounts of Solutia Inc. and its majority-owned U.S. and non-U.S. subsidiaries. The non-U.S. subsidiaries did not commence Chapter 11 cases.  The consolidated financial statements of the Solutia Chapter 11 Debtors include the accounts of Solutia Inc. and its majority-owned U.S. subsidiaries, with investments in non-U.S. subsidiaries accounted for on the cost basis.  In each case, all significant intercompany transactions and balances have been eliminated in consolidation.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted for purposes of this Operating Report.  The consolidated statement of operations for any interim period is not necessarily indicative of the results that may be expected for a quarter, full year, or any future interim period.

Liquidity

At December 31, 2007, total liquidity for the Solutia Group was approximately $428 million, consisting of $173 million of cash, revolving credit facility availability of $103 million, and DIP facility availability of $152 million.  At December 31, 2007, total liquidity for the Solutia Chapter 11 Debtors was approximately $156 million, consisting of $4 million of cash and DIP facility availability of $152 million.

2. Significant Accounting Policies

The significant accounting policies are consistent with those listed in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2007.

3. Supplemental Information – Consolidated Statement of Operations and Cash Flows

Settlement of Key Constituent Claims

11.25% notes due 2009

On November 9, 2007, the Bankruptcy Court issued a memorandum decision sustaining Solutia’s objection to the claim filed by the indenture trustee for the 11.25% notes due 2009 (the “2009 Notes”) and disallowing certain portions of the claim.  The indenture trustee for the 2009 Notes disputed the Bankruptcy Court’s disallowance of certain portions of the claim and filed an appeal of the Bankruptcy Court’s decision on November 28, 2007.  In December 2007, Solutia increased the liability subject to compromise associated with this claim to the estimated settlement value of $221 million.  The effect of this adjustment was a $34 million loss recorded in Reorganization items, net in the Consolidated Statement of Operations for the month ended December 31, 2007.  In January 2008, Solutia resolved the disputed senior secured notes claim with the Indenture Trustee for the 2009 Notes which resulted in an allowed senior secured notes claim of $221 million as of December 31, 2007 plus any accrued, but unpaid interest due upon emergence from bankruptcy.

Monsanto Claim

On October 15, 2007, a settlement agreement by and among Solutia Inc., Monsanto Company and SFC LLC was entered into whereby Monsanto will receive up to $175 million in cash and/or up to 17% of Solutia’s common stock to be issued upon emergence from bankruptcy in exchange for, among other things, (i) Monsanto’s agreement to be financially responsible for certain legacy tort claims; (ii) the environmental remediation at sites for which Solutia assumed responsibility at the spinoff, but which were never owned or operated by Solutia; and (iii) Monsanto’s share of certain other legacy environmental liabilities, as defined (the “Monsanto Settlement Agreement”).  Additionally, an administrative claim estimated at $50 million was granted to reimburse Monsanto for environmental costs paid by Monsanto during the Chapter 11 Cases on environmental liabilities to be shared, as defined by the Monsanto Settlement Agreement, in excess of $50 million (estimated at $29 million) and for payment of reasonable fees and expenses of Monsanto’s professionals for work related to the Chapter 11 Cases, capped at the aggregate fees of the Official Committee of Unsecured Creditors (the "Creditors’ Committee") professionals (estimated at $21 million).

     Although the Monsanto Settlement Agreement was confirmed by the Bankruptcy Court as part of the Plan on November 29, 2007, Solutia, Monsanto and the Bankruptcy Court did not agree on a claim value, primarily due to the complexity and highly subjective nature of the claim.  As a result of the settlement, the liability subject to compromise associated with this claim was increased to the settlement value of $225 million which resulted in a $65 million loss recorded in Reorganization items, net in the Consolidated Statement of Operations.

Calpine Settlement

In September 2007, Solutia resolved a significant disputed unsecured claim with Calpine Central, L.P. and Decatur Energy Center, LLC (collectively “Calpine”) allegedly caused by Solutia’s rejection, pursuant to Section 365 of the Bankruptcy Code, of 20-year agreements with Calpine to buy steam and lease electrical generating capacity from Calpine’s natural gas fueled co-generation plant built on land leased from Solutia at Solutia’s manufacturing facility in Decatur, Alabama.  Alleged damages of $502 million, asserted by Calpine, were waived by Calpine in exchange for an allowed general unsecured claim of $140 million in Solutia’s Chapter 11 case.  The settlement was approved by the Bankruptcy Court and the unsecured claim of $140 million was recorded as a charge to Reorganization items, net in the Consolidated Statement of Operations.

Corporate Headquarters Lease Settlement

In August 2007, Solutia resolved, with Bankruptcy Court approval, the debt obligation associated with the Company’s corporate headquarters building.  The creditors were provided a secured claim of $20 million, which was settled by the issuance of promissory notes, and $27 million of such settlement was allowed as a general unsecured claim.  The $20 million of promissory notes has been recorded as a debt obligation at December 31, 2007 and the $27 million unsecured claim remained in Liabilities Subject to Compromise in the Consolidated Statement of Financial Position.  This settlement resulted in a $6 million gain and is recorded in Reorganization items, net in the Consolidated Statement of Operations.

Restructuring Expenses and Other Unusual Items

Month Ended December 31, 2007

Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were $37 million for the month ended December 31, 2007.  These restructuring expenses and other unusual items consisted of (i) a non-cash impairment charge of $25 million on certain fixed asset groups in the Other Rubber Chemical product groups within the Flexsys business, identified during the fourth quarter update of the Company’s strategic long range plan, (ii) a non-cash charge of $6 million resulting from recognition of interest expense on claims recognized as allowed secured claims through settlements approved by the Bankruptcy Court in conjunction with the confirmation of the plan and (iii) a non-cash charge of $6 million from net pension plan settlements.

After consideration of the revised outlook for certain of the Other Rubber Chemical products within Flexsys, management continues to believe the projections for Flexsys, as disclosed in the Form 8-K filing dated October 1, 2007, remain appropriate.

Year Ended December 31, 2007

Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were $13 million for the year ended December 31, 2007.  These restructuring expenses and other unusual items consisted of (i) an impairment of certain fixed asset groups in the Rubber Chemicals business of $25 million, (ii) a gain of $22 million realized upon the termination of a customer contract and the immediate recognition of previously deferred revenue, (iii) a settlement gain of $21 million, net of legal expenses, with FMC Corporation, (iv) $8 million of interest expense charges on claims recognized as allowed secured claims through settlements approved by the Bankruptcy Court, (v) $7 million of restructuring charges, primarily severance and retraining costs, (vi) a charge of $7 million associated with the January 2007 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value, (vii) a charge of $6 million from net pension plan settlements and (viii) $3 million of charges resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting.

Equity Commitment Fee

During the year ended December 31, 2007, Solutia paid $6 million in equity commitment fees in relation to the $250 million of new common stock which will be sold to the noteholders and general unsecured creditors in accordance with the approved Plan.

Gain on Saleof Assets

The gain on sale of assets consisted of a gain of $7 million and $3 million associated with the sales of land at the manufacturing facilities in Alvin, Texas and Pensacola, Florida, respectively.

Acquisition – Rubber Chemicals Business

On May 1, 2007, Solutia purchased Akzo Nobel’s 50% interest in the Flexsys joint venture (“Flexsys”) simultaneous with Flexsys’ purchase of Akzo Nobel’s CRYSTEX® manufacturing operations in Japan for $25 million.  Under the terms of the purchase agreement, Solutia purchased Akzo Nobel’s interest in Flexsys for $213 million.  The purchase was settled by cash payment of $115 million plus the debt assumption by Solutia of Akzo Nobel’s pro-rata share of the projected Flexsys pension liability and the outstanding balance on the existing term and revolving credit facility.   Subsequent to the acquisition, Solutia reduced the projected pension liability via the payment of $27 million to the United Kingdom Defined Benefit Pension Plan, which was classified as cash used in operating activities in the Consolidated Statement of Cash Flows.

As a result of the acquisition of Akzo Nobel’s stake, Flexsys is now a 100% owned subsidiary of Solutia.

In conjunction with the acquisition, Solutia refinanced the existing Flexsys $200 million term and revolving credit facility with a new debt agreement comprised of a $75 million term loan and $150 million revolving credit facility.  The refinanced term and revolving credit facility has a term of five years and is secured by substantially all of the assets of Flexsys.

Furthermore, on July 13, 2007, Flexsys purchased certain assets of Chemetall GmbH’s (“Chemetall”) rubber chemicals business for $4 million, further enhancing Solutia’s leadership position in the rubber chemicals marketplace.

Acquisition – CPFilms

On November 13, 2007, Solutia’s 100% owned subsidiary, CPFilms, purchased the customer list, patents, production equipment and certain other assets of a producer of dyed polyester films for $7 million.

Discontinued Operations – Water Treatment Phosphonates Business

On May 31, 2007, Solutia sold DEQUEST®, its water treatment phosphonates business (“Dequest”) to Thermphos Trading GmbH (“Thermphos”).  Under the terms of the agreement, Thermphos purchased the assets and assumed certain of the liabilities of Dequest for $67 million, subject to a working capital adjustment.  As part of the closing of the sale, affiliated companies of Solutia and Thermphos entered into a ten year lease and operating agreement under which Solutia will continue to operate the Dequest production facility for Thermphos at Solutia’s plant in Newport, Wales, UK.  Solutia does not consider the cash flows generated by the lease and operating agreement to be direct cash flows of Dequest since Solutia has not retained any risk or reward in the business.

Dequest was a component of the Performance Products segment prior to the classification as discontinued operations.  Solutia recorded a gain on the sale of Dequest of $34 million.  Further, Solutia used $53 million of the proceeds from the sale to pay down the DIP credit facility.

4. Supplemental Information – Year-to-Date Results of Operations

       Solutia’s net sales for the year ended December 31, 2007 increased $740 million, or 26 percent, as compared to the year ended December 31, 2006 which resulted from the acquisition of Flexsys on May 1, 2007, higher sales volumes, increased selling prices, the effect of favorable exchange rate fluctuation and higher gains.  Prior to May 1, 2007, the results of Flexsys were accounted for using the equity method and recorded as Equity Earnings from Affiliates on the Consolidated Statement of Operations.  The 2007 effect of the acquisition of Flexsys was an increase in net sales of 17 percent.  The remaining 9 percent increase in net sales was a result of higher average selling prices of 4 percent, higher sales volumes of 4 percent, and favorable exchange rate fluctuations of 1 percent.

Operating income improved by $102 million in 2007 as compared to 2006 due to the acquisition of Flexsys, completed in the second quarter of 2007, increases in net sales by the other businesses, higher gains (as described in the “Restructuring Expenses and Other Unusual Items” section above), partially offset by higher raw material costs of $73 million.  Solutia’s policy of utilizing a LIFO inventory methodology for domestic inventories results in the full recognition of increases in raw material costs in the immediate period.  The considerable increases in raw material costs noted above resulted in substantial adjustments to the Company’s LIFO reserve in 2007.

EBITDAR(1) was $339 million in 2007 as compared to $243 million in 2006, an improvement of 40% or $96 million.  On a pro forma basis, which incorporates the results of Flexsys on a full year basis along with effects of Solutia pension and OPEB plan changes to be fully realized upon emergence from Chapter 11 bankruptcy, EBITDAR was $399 million in 2007.

(1) Management believes that EBITDAR, which is earnings before interest, taxes, depreciation, amortization and reorganization items, is meaningful because it provides a way to identify operating results of the Company had it not been in the reorganization process.  In addition, management believes that measures of income excluding non-recurring, non-operational items are meaningful because they provide insight with respect to Solutia’s ongoing operating results.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.

Reconciliation of EBITDAR to pro forma EBITDAR

Year ended December 31, 2007
EBITDAR	$339
Plus: Pre-acquisition Flexsys results	48
Less: Equity Earnings from Affiliates	(12)
Plus: Post Emergence impact of Pension and OPEB plan changes	24
Pro Forma EBITDAR	$399

A reconciliation of non-GAAP measures to GAAP is detailed below for the operating results from continuing operations related to the year ended December 31, 2007.  Also identified below are the non-recurring, non-operational items which have been excluded from the income measures used by management for internal evaluation purposes.

Reconciliation of EBITDAR to Loss from Continuing Operations

Year ended December 31, 2007
EBITDAR	$339
Add:
Income Tax Expense	(24)
Interest Expense	(134)
Depreciation and Amortization	(116)
Reorganization Items	(298)
Non-Recurring, Non-Operational Gains (Losses) (see below)	5
Loss from Continuing Operations	$(228)

Schedule of Non-Recurring, Non-Operational Gains and Losses

Year ended December 31, 2007
Impact on Increase (Decrease):
Sales (a)	$22
Cost of goods sold (b)	38
MAT Expenses (c)	(7)
Operating Income	(8)
Loss on debt modification (d)	(7)
Other income (e)	21
EBITDAR	$5

(a) Again of  $22 million realized upon the termination of a customer contract and the immediate recognition of previously deferred revenue.

(b) Consisted of (i)an impairment of certain fixed asset groups in the Rubber Chemicals business of $25 million, (ii) $6 million of restructuring charges, primarily severance and retraining costs, (iii) a charge of $4 million from net pension plan settlements and (iv) $3 million of charges resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting.

(c) Consisted of (i) a gain on sale of assets of $7 million and $3 million associated with the sales of land at the manufacturing facilities in Alvin, Texas and Pensacola, Florida, respectively, (ii) a charge of $2 million from net pension plan settlements and (iii) $1 million of restructuring charges, primarily severance and retraining costs.

(d) A charge of $7 million associated with the January 2007 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value.

(e) A settlement gain of $21 million, net of legal expenses, with FMC Corporation.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Schedule of Federal, State and Local Taxes Collected, Withheld or Paid
Month Ended December 31, 2007

		Pre-Petition	Post-Petition	Total
		Amount	Amount	Amount

1.	Gross Salaries and Wages	$0.00	$19,459,360.07	$19,459,360.07

2.	Payroll Taxes Withheld	0.00	6,560,241.38	6,560,241.38

3.	Employer Payroll Tax Contributed	0.00	1,638,533.59	1,638,533.59

4.	Gross Taxable Sales	0.00	708,760.23	708,760.23

5.	Sales Taxes Collected / Use Tax Paid	0.00	317,726.88	317,726.88

6.	Property Taxes Paid	0.00	1,819,774.21	1,819,774.21

7.	Other Taxes Paid	0.00	480.00	480.00

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Schedule of Federal, State and Local Taxes Collected, Withheld or Paid
Month Ended December 31, 2007

Dates and amounts paid to taxing agencies (items 2, 3, 5, 6, 7)

		Pre-Petition	Post-Petition	Total		Item
Debtor Entity	Date	Amount	Amount	Amount	Type of Tax	Number
Solutia Inc.	12/3/2007	$0.00	$21,894.48	$21,894.48	Employee Payroll Taxes	2
Solutia Inc.	12/5/2007	0.00	102,462.47	102,462.47	Employee Payroll Taxes	2
Solutia Inc.	12/6/2007	0.00	204,973.34	204,973.34	Employee Payroll Taxes	2
Solutia Inc.	12/7/2007	0.00	214,941.32	214,941.32	Employee Payroll Taxes	2
Solutia Inc.	12/12/2007	0.00	88,818.33	88,818.33	Employee Payroll Taxes	2
Solutia Inc.	12/13/2007	0.00	82,757.45	82,757.45	Employee Payroll Taxes	2
Solutia Inc.	12/14/2007	0.00	2,433,732.23	2,433,732.23	Employee Payroll Taxes	2
Solutia Inc.	12/19/2007	0.00	95,536.36	95,536.36	Employee Payroll Taxes	2
Solutia Inc.	12/20/2007	0.00	205,600.66	205,600.66	Employee Payroll Taxes	2
Solutia Inc.	12/21/2007	0.00	192,195.92	192,195.92	Employee Payroll Taxes	2
Solutia Inc.	12/24/2007	0.00	36,226.73	36,226.73	Employee Payroll Taxes	2
Solutia Inc.	12/27/2007	0.00	244,160.94	244,160.94	Employee Payroll Taxes	2
Solutia Inc.	12/28/2007	0.00	156,640.26	156,640.26	Employee Payroll Taxes	2
Solutia Inc.	12/31/2007	0.00	2,284,626.94	2,284,626.94	Employee Payroll Taxes	2
Solutia Inc.	12/3/2007	0.00	118.83	118.83	Employer Payroll Taxes	3
Solutia Inc.	12/5/2007	0.00	29,923.58	29,923.58	Employer Payroll Taxes	3
Solutia Inc.	12/6/2007	0.00	69,747.89	69,747.89	Employer Payroll Taxes	3
Solutia Inc.	12/7/2007	0.00	40,475.25	40,475.25	Employer Payroll Taxes	3
Solutia Inc.	12/12/2007	0.00	26,033.85	26,033.85	Employer Payroll Taxes	3
Solutia Inc.	12/13/2007	0.00	24,632.94	24,632.94	Employer Payroll Taxes	3
Solutia Inc.	12/14/2007	0.00	557,125.60	557,125.60	Employer Payroll Taxes	3
Solutia Inc.	12/19/2007	0.00	27,358.29	27,358.29	Employer Payroll Taxes	3
Solutia Inc.	12/20/2007	0.00	81,082.23	81,082.23	Employer Payroll Taxes	3
Solutia Inc.	12/21/2007	0.00	40,092.21	40,092.21	Employer Payroll Taxes	3
Solutia Inc.	12/24/2007	0.00	(6,528.97)	(6,528.97)	Employer Payroll Taxes	3
Solutia Inc.	12/27/2007	0.00	63,010.17	63,010.17	Employer Payroll Taxes	3
Solutia Inc.	12/28/2007	0.00	32,737.46	32,737.46	Employer Payroll Taxes	3
Solutia Inc.	12/31/2007	0.00	543,894.58	543,894.58	Employer Payroll Taxes	3
Solutia Inc.	12/19/2007	0.00	272,284.53	272,284.53	Sales/Use Tax	5
CPFilms Inc.	12/31/2007	0.00	45,442.35	45,442.35	Sales/Use Tax	5
Solutia Inc.	12/14/2007	0.00	119.27	119.27	Railcar Tax	6
Solutia Inc.	12/19/2007	0.00	52,707.01	52,707.01	Consultant Fee	6
Solutia Inc.	12/20/2007	0.00	42.23	42.23	Railcar Tax	6
Solutia Inc.	12/20/2007	0.00	50,000.00	50,000.00	Consultant Fee	6
Solutia Inc.	12/21/2007	0.00	19.02	19.02	Railcar Tax	6
Solutia Inc.	12/21/2007	0.00	343.09	343.09	Property Tax	6
Solutia Inc.	12/26/2007	0.00	276,311.47	276,311.47	Property Tax	6
Solutia Inc.	12/27/2007	0.00	1,295,998.39	1,295,998.39	Property Tax	6
Solutia Inc.	12/28/2007	0.00	144,073.50	144,073.50	Property Tax	6
Solutia Inc.	12/28/2007	0.00	160.23	160.23	Property Tax	6
Solutia Inc.	12/7/2007	0.00	200.00	200.00	Pollutant Tax Bond	7
Solutia Inc.	12/11/2007	0.00	135.00	135.00	Annual Report	7
Solutia Inc.	12/19/2007	0.00	50.00	50.00	Business License	7
Solutia Inc.	12/27/2007	0.00	75.00	75.00	Business License	7
Solutia Inc.	12/28/2007	0.00	20.00	20.00	Business License	7